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                                                                   EXHIBIT 23.6

                               October 30, 1997

                       CONSENT OF HAMBRECHT & QUIST LLC

  We hereby consent to the inclusion of our opinion letter dated October 13, 1997 to the Board of Directors of Network General Corporation as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement relating to the proposed merger of Mystery Acquisition Corp., a wholly-owned subsidiary of McAfee Associates, Inc., with and into Network General Corporation and to the references to such opinion in the Joint Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          Hambrecht & Quist LLC

                                             /s/ David Golden
                                          By: _________________________________
                                             David Golden
                                             Managing Director